EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sparton Corporation
Schaumburg, Illinois
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 15, 2009 relating to the consolidated financial statements and schedule of Sparton Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
December 29, 2009

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